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EXHIBIT 10.1
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Douglas O. McKinnon President and CEO USURF America, Inc.

      Re:  Consulting and Legal Services

Dear Doug:

This will confirm our oral agreement relating to our firm's performing consulting and legal services on behalf of USURF in the future. Specifically, our firm has agreed to perform consulting and legal services, in the manner heretofore performed by us on behalf of USURF, for the calendar year 2003, in consideration of USURF's issuing a total of 3,500,000 shares of common stock to us. We also agreed that USURF would register such shares upon our request.

Should the foregoing accurately reflect our agreement, you need not respond to this communication.

We look forward to continuing our relationship with USURF.

Thank you for your attention.

Sincerely,



NEWLAN & NEWLAN

    By: /s/ ERIC NEWLAN
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       Eric Newlan